Filed Pursuant to Rule 424(b)(3)
Registration No. 333-194280

PROSPECTUS SUPPLEMENT NO. 1 DECEMBER 19, 2014
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II
SUPPLEMENT NO. 1 DATED DECEMBER 19, 2014
TO THE PROSPECTUS DATED DECEMBER 8, 2014
This document supplements, and should be read in conjunction with, the prospectus of Griffin Capital Essential Asset REIT II, Inc. dated December 8, 2014. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
The purpose of this supplement is to disclose:

•	an update on the status of our offering;

•	the addition of a "Debt Summary" section of our prospectus; and

•	inclusion of a multi-product subscription agreement.
Status of Our Offering
We commenced the initial public offering of shares of our common stock on July 31, 2014. On September 23, 2014, we reached the minimum offering amount of $2.0 million in sales of shares as a result of a $2.0 million investment by a private investment program affiliated with our sponsor, and commenced operations at such point. On November 12, 2014, we announced that we were no longer offering shares of our Class T common stock in our offering, and thus we will reallocate the shares being offered such that we will be offering up to $2.0 billion in shares of Class A common stock in our primary offering and up to $200 million in shares of Class A common stock pursuant to our distribution reinvestment plan. As of November 12, 2014, we had not sold any shares of Class T common stock in the offering.
As of December 15, 2014, we have received gross offering proceeds of approximately $6.9 million from the sale of 719,957 Class A shares in our initial public offering, including proceeds raised and shares issued under our distribution reinvestment plan. As of December 15, 2014, approximately $2.193 billion in shares of common stock remained available for sale to the public under our initial public offering, including shares available under our distribution reinvestment plan.
Addition of "Debt Summary" Section
The following is added as a new subsection of the "Real Estate Investments" section of our prospectus:
Debt Summary
On December 12, 2014, we, through our operating partnership (the "Borrower"), entered into that certain revolving credit agreement related to a loan with a syndicate of lenders, under which KeyBank, National Association ("KeyBank") serves as administrative agent and JPMorgan Chase Bank, N.A. ("JPMorgan") serves as syndication agent, and various notes related thereto. In addition, we entered into a guaranty agreement.
Pursuant to the credit agreement, we were provided with a revolving credit facility (the "KeyBank Revolving Credit Facility") in an initial commitment amount of $250 million, which commitment may be increased under certain circumstances up to a maximum total commitment of $1.25 billion. The KeyBank Revolving Credit Facility is evidenced by promissory notes that are substantially similar related to each lender and the amount committed by such lender. Increases in the commitment amount must be made in amounts of not less than $100 million, and increases of $50 million in increments in excess thereof. The Borrower may also reduce the commitment amount in increments of $50 million, provided that at no time will the KeyBank Revolving Credit Facility be less than $100 million, and such a reduction will preclude the Borrower's ability to later increase the commitment amount.

Amounts owed under the KeyBank Revolving Credit Facility will be evidenced by promissory notes that will be substantially similar other than identification of each lender and the amount committed by such lender. Amounts borrowed under the KeyBank Revolving Credit Facility may be repaid and re-borrowed, subject to the terms of the credit agreement, and are determined from time to time by book entry.
The KeyBank Revolving Credit Facility also provides for same day swingline advances to be provided by KeyBank (with participation by the other lenders equal to their pro rata share of the KeyBank Revolving Credit Facility), up to $25 million in the aggregate. Such swingline advances will reduce dollar for dollar the availability under the KeyBank Revolving Credit Facility, and must be repaid within 10 business days.
The KeyBank Revolving Credit Facility has an initial term of four years, maturing on December 12, 2018. The KeyBank Revolving Credit Facility may be extended for a one-year period if certain conditions are met and the Borrower pays an extension fee. Payments under the KeyBank Revolving Credit Facility are interest only and are due on the first day of each quarter.
The KeyBank Revolving Credit Facility has an interest rate calculated based on LIBOR plus the applicable LIBOR margin, as provided in the credit agreement, or the Base Rate plus the applicable base rate margin, as provided in the credit agreement. The applicable LIBOR margin and base rate margin are dependent on the consolidated leverage ratio of the Borrower, us, and our subsidiaries, as disclosed in the periodic compliance certificate provided to the Administrative Agent each quarter, and are dependent upon whether the security for the KeyBank Revolving Credit Facility has been released, as provided below. If the Borrower obtains an investment grade rating of its senior unsecured long term debt from Standard & Poor's Rating Services or Moody's Investors Service, Inc., the applicable LIBOR margin and base rate margin will be dependent on such rating.
The credit agreement relating to the KeyBank Revolving Credit Facility provides that the Borrower must maintain a pool of real properties (each a "Pool Property" and collectively the "Pool Properties") that meet certain requirements contained in the credit agreement. The credit agreement sets forth certain covenants relating to the Pool Properties, including, without limitation, the following:

•
from September 12, 2015 through July 12, 2016, there must be no less than four Pool Properties; from July 12, 2016 through December 12, 2016, there must be no less than eight Pool Properties; and after December 12, 2016, there must be no less than 15 Pool Properties;

•
for the one-year period following December 12, 2015, no greater than 35% of the aggregate pool value may be contributed by a single Pool Property; and for the one-year period following December 12, 2016, no greater than 15% of the aggregate pool value may be contributed by a single Pool Property;

•
for the one-year period following December 12, 2015, no greater than 35% of the aggregate pool value may be contributed by a single tenant; and for the one-year period following December 12, 2016, no greater than 15% of the aggregate pool value may be contributed by a single tenant;

•	no greater than 15% of the aggregate pool value may be contributed by Pool Properties subject to ground leases;

•	no greater than 20% of the aggregate pool value may be contributed by Pool Properties which are under development;

•	the minimum aggregate occupancy of all Pool Properties must be no less than 90%; and

•	other limitations as determined by KeyBank upon further due diligence of the Pool Properties.
Borrowing availability under the KeyBank Revolving Credit Facility is limited to the lesser of (i) an asset pool leverage ratio of no greater than 60%, or (ii) an asset pool debt service coverage ratio of 1.35:1.00.
The KeyBank Revolving Credit Facility will initially be secured by a pledge of 100% of the ownership interests in each special purpose entity which owns a Pool Property. Upon the occurrence of each of the following as it relates to the Borrower, us, and our subsidiaries, the security for the KeyBank Revolving Credit Facility shall be released, at Borrower's request, provided there is no event of default then existing, and the facility will then be deemed an unsecured revolver:

•	total asset value of no less than $500 million;

•	tangible net worth of no less than $250 million;

•	fixed charge coverage ratio of no less than 1.50:1.00;

•	consolidated leverage ratio of no greater than 60%;

•	no less than 15 Pool Properties in the asset pool; and

•	no single Pool Property represents greater than 15% of the asset pool value.
In connection with the KeyBank Revolving Credit Facility, the Borrower paid arrangement fees equal to a total of $875,000. The Borrower also paid a commitment fee equal to $987,500 based on the allocated commitments from each participating lender, and will pay KeyBank an administrative agent fee of $25,000 per year. In addition, an unused fee will be payable quarterly which is calculated based on the amount of the unused revolving loan commitments and is equal to 15 basis points if 50% or more of the loan commitments are used or 25 basis points if less than 50% of the loan commitments are used. At the time that the applicable LIBOR margin and base rate margin are determined in accordance with the Borrower's investment grade rating as provided above, the Borrower will pay a quarterly facility fee at a rate that is dependent on such rating and is based upon the total commitments.
The KeyBank Revolving Credit Facility may be prepaid and terminated, in whole or in part, at any time without fees or penalty. Guarantors of the KeyBank Revolving Credit Facility include us, each special purpose entity that owns a Pool Property, and each of our other subsidiaries which owns a direct or indirect equity interest in a special purpose entity that owns a Pool Property.
In addition to customary representations, warranties, covenants, and indemnities, the KeyBank Revolving Credit Facility requires us to comply with the following at all times, which will be tested on a quarterly basis:

•
a maximum consolidated leverage ratio of 60%, or, once the collateral pledges are released, the ratio may increase to 65% for up to four consecutive quarters after a material acquisition only after the facility is deemed unsecured;

•
a minimum consolidated tangible net worth of 80% of our consolidated tangible net worth at closing of the KeyBank Revolving Credit Facility, or approximately $4.7 million, plus 75% of net future equity issuances (including units of operating partnership interests in the Borrower);

•	a minimum consolidated fixed charge coverage ratio of not less than 1.50:1.00, commencing as of the quarter ending March 31, 2016;

•
a maximum total secured debt ratio of not greater than 40%, which ratio will increase by five percentage points for four quarters after closing of a material acquisition that is financed with secured debt;

•
a maximum total secured recourse debt ratio, excluding recourse obligations associated with interest rate hedges, of 10% of our total asset value, at the time our tangible net worth equals or exceeds $250 million (secured debt is not permitted prior to the time our tangible net worth exceeds $250 million);

•	aggregate maximum unhedged variable rate debt of not greater than 30% of our total asset value; and

•	a maximum payout ratio of not greater than 95% of our core funds from operations, commencing as of the quarter ending March 31, 2018.
Furthermore, the activities of the Borrower, us, and our subsidiaries must be focused principally on the acquisition, operation, and maintenance of income producing office and industrial real estate properties. The credit agreement contains certain restrictions with respect to the investment activities of the Borrower, including, without limitation, the following: (i) undeveloped land may not exceed 5% of total asset value; (ii) developments that are pre-leased assets under development may not exceed 20% of total asset value; (iii) investments in unconsolidated affiliates may not exceed 10% of total asset value; and (iv) investments in mortgage notes receivable may not exceed 5% of total asset value. These investment limitations cannot exceed 25% in the aggregate, based on total asset value, as defined in the credit agreement.

Subscription Agreement
Attached hereto as Appendix A is a multi-product subscription agreement for investors who wish to invest in our offering and in the offering of Griffin-American Healthcare REIT III, Inc., another non-traded REIT co-sponsored by our sponsor. This multi-product subscription agreement is for use only through participating dealers that have signed a participating dealer agreement with our dealer manager for each respective company's offering, and is subject to certain other restrictions outlined further in the document itself.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II   GRIFFIN-AMERICAN HEALTHCARE REIT III

SUBSCRIPTION AGREEMENT
INSTRUCTIONS TO INVESTORS

THIS MULTI-PRODUCT SUBSCRIPTION AGREEMENT IS NOT FOR USE IN ALABAMA, ARKANSAS, KENTUCKY, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Griffin Capital Essential Asset REIT II, Inc. and/or Griffin-American Healthcare REIT III, Inc. (each a "Company" and collectively, the "Companies") should carefully read and review the applicable Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL APPLICABLE PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE APPLICABLE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(1) INVESTMENT

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II	**GRIFFIN-AMERICAN HEALTHCARE REIT III**
A check for the full purchase price of the shares subscribed for should be made payable to the order of "Griffin Capital Essential Asset REIT II, Inc."	A check for the full purchase price of the shares subscribed for should be made payable to the order of "Griffin-American Healthcare REIT III, Inc."

Shares may be purchased only by persons meeting the standards set forth under the section of the applicable Prospectus entitled "Suitability Standards." (Certain states have imposed special suitability standards as set forth in the applicable Prospectus.)
The minimum required initial investment for each product is $2,500; provided however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the applicable Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission on any such additional investments in the applicable Company.

(2) NON-CUSTODIAL OWNERSHIP

For Non-Custodial ownership accounts, please mail the complete and executed subscription agreement/signature page and your check made payable per the instructions below:

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II	**GRIFFIN-AMERICAN HEALTHCARE REIT III**
"GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC."	"GRIFFIN-AMERICAN HEALTHCARE REIT III, INC."

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian.

Enter the exact name of the custodian or trustee, mailing address and business phone. If this is an additional purchase by a qualified plan or non-qualified custodial account, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian or other administrator.

(4) INVESTOR INFORMATION

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate mailing address if different than the home address in item 4(b).

(4)d Enter the date of birth of the investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and the number to the applicable Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original supply of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8 EXP OR W-8IMY) in order to make an investment.

(4)f Check the box if either the investor or joint investor is an employee of Griffin Capital Essential Asset REIT II, Inc., Griffin-American Healthcare REIT III, Inc., or their affiliates, or an affiliate or Board Member of either of the Companies.

PAGE 1 OF 5

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Appendix A - 1

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

GRIFFIN-AMERICAN HEALTHCARE REIT III

SUBSCRIPTION AGREEMENT
INSTRUCTIONS TO INVESTORS

(5) **DISTRIBUTION OPTIONS**	Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the appropriate box to participate in the applicable Company's Distribution Reinvestment Plan (the "DRP"). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution, by indicating in Section 5 the percentage desired in cash and the percentage desired to be reinvested (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House ("ACH"), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. If you participate in the Distribution Reinvestment Plan, we request that you notify the applicable Company and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards as imposed by the state in which you reside. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the applicable Company to deposit distributions from my (our) common stock of the applicable Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the applicable Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the applicable Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the applicable Company reverses such erroneously deposited amount, I (we) agree that the applicable Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the applicable Company.
(6) **SIGNATURES**	The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh or qualified plan, if applicable.
(7) **BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)**	This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor ("RIA"). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale). The Subscription Agreement/Signature Page, which has been delivered with the applicable Prospectus, together with a check, if applicable, for the full purchase price, should be delivered or mailed to your broker-dealer. Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of common stock of the applicable Company are subject to restrictions on transfer. In addition, the applicable Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the applicable Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the applicable Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the applicable Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the applicable Company's Board of Directors to set such rights and preferences to subsequent series. Such requests must be made to the Secretary of the applicable Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

A. Wire transfers
B. Pre-printed personal checks
C. Cashier's checks over $10,000
D. Business checks when applied to company/corporate account
E. Trust checks for trust accounts
F. Custodial checks for IRA accounts
G. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-926-2688.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

Regular Mail: Griffin Capital Securities, Inc., C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: Griffin Capital Securities, Inc., C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

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1214

Appendix A - 2

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, **PLEASE CALL INVESTOR SERVICES AT 888-926-2688**

(1) INVESTMENT (REQUIRED)

☐ Initial Investment ☐ Additional Investment (Subscription Agreement or Additional Subscription Agreement Form must be completed)

Minimum initial investment = $2,500
Minimum initial IRA investment = $1,500

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

TOTAL INVESTED

$ ☐☐ ☐☐☐ ☐☐☐

☐ Funds Enclosed ☐ Funds Wired ☐ Funds to Follow

GRIFFIN-AMERICAN HEALTHCARE REIT III

TOTAL INVESTED

$ ☐☐ ☐☐☐ ☐☐☐

☐ Funds Enclosed ☐ Funds Wired ☐ Funds to Follow

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual** Investor must sign & initial

☐ **Joint Tenants with Right of Survivorship** All parties must sign & initial

☐ **Tenants in Common** All parties must sign & initial

☐ **Community Property** All parties must sign & initial

☐ **Pension or Profit Sharing Plan** Trustee or custodian signature required

☐ **Trust** Trustee or Grantor signature(s) required

DATE ESTABLISHED (required) ______

- ☐ Currently Revocable
- ☐ Irrevocable

☐ **Company or Corporation** Authorized officer must sign or initial

- ☐ S-Corp
- ☐ C-Corp

☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act** Custodian must sign or initial

☐ **Partnership or LLC** Authorized Agent must sign or initial

☐ **Qualified non-custodial administrator**

☐ **Other:** ______ SPECIFY

NAME OF TRUST OR BUSINESS ENTITY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ **IRA** ______ (TYPE) ☐ **Qualified Pension or Profit Sharing Plan** ☐ **Non-Qualified Custodial Account** ☐ **Other:** ______ SPECIFY

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY STATE ZIP

BUSINESS PHONE ☐☐☐ — ☐☐☐ — ☐☐☐☐

SECTION (3)a

CUSTODIAN TAX ID # ☐☐ — ☐☐☐☐☐☐☐

CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

(4) INVESTOR INFORMATION (REQUIRED)

SECTION (4)a

NAME OF INVESTOR OR TRUSTEE (REQUIRED) ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ **Other:** ______

NAME OF JOINT INVESTOR ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ **Other:** ______

SECTION (4)b

STREET ADDRESS (REQUIRED) NO P.O. BOX

CITY STATE ZIP

HOME PHONE (REQUIRED) ☐☐☐ — ☐☐☐ — ☐☐☐☐

BUSINESS PHONE ☐☐☐ — ☐☐☐ — ☐☐☐☐

______
E-MAIL ADDRESS (Recommended)

☐ I (we) acknowledge and agree that I (we) will not receive paper copies of any documents that the applicable Company can send to me electronically.

______
(SIGNATURE REQUIRED)

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Appendix A - 3

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

GRIFFIN-AMERICAN HEALTHCARE REIT III

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE Cont.

(4) Cont. INVESTOR INFORMATION (REQUIRED)

SECTION (4)c
ALTERNATE MAILING ADDRESS OR P.O. BOX

CITY STATE ZIP

SECTION (4)d
INVESTOR DATE OF BIRTH (MM/DD/YYYY) — JOINT INVESTOR DATE OF BIRTH (MM/DD/YYYY) — INVESTOR TAX ID #

REQUIRED

INVESTOR SSN# — JOINT INVESTOR SSN#

SECTION (4)e Please indicate Citizenship Status (REQUIRED): If a box is not checked, U.S. Citizenship will be applied by default.

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien***

*If non-resident alien, Investor must submit the appropriate W-8 form (W-8BEN, W-8EXP or W-8IMY) in order to make an investment.

SECTION (4)f: Please indicate if Employee, Affiliate or Board Member of:

☐ Griffin Capital Essential Asset REIT II, Inc.

☐ Griffin-American Healthcare REIT III, Inc.

(5) DISTRIBUTION OPTIONS (REQUIRED): If a box is not checked below, distributions will be paid in cash and sent to the address of record.

☐ **Mail to Street Address (4b)**

☐ **Mail to Alternate Address (4c)**

☐ **Distribution Reinvestment Plan**
Investor elects to participate in the applicable Company's Distribution Reinvestment Plan described in the applicable Company's Prospectus.
______**% DRP** ______**% cash** (must equal 100%)

☐ **Distributions Directed to:**

☐ **Via Electronic Deposit (ACH)**
Complete information below. See ACH Language in Section 5 of the instructions.
☐ **Checking** (must enclose voided check)
☐ **Savings** (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

MAILING ADDRESS

CITY STATE ZIP

BANK ABA# (FOR ACH ONLY) ACCOUNT #

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

All distributions for custodial accounts will be sent to the custodian.

(6) SIGNATURES (REQUIRED)

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding: (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4.
Each investor must separately sign and initial each representation made in the Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS / INITIALS

(A) I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or if applicable, that I meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the applicable Company's Prospectus under "Suitability Standards."

INITIALS / INITIALS

(B) I (we) represent that i am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

FOR GRIFFIN CAPITAL ESSENTIAL ASSET REIT II ONLY

INITIALS / INITIALS

(C) I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement / Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS / INITIALS

(D) I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

INITIALS / INITIALS

(E) **For Iowa Residents** – Shares will only be sold to residents of the State of Iowa representing that they have either (a) a net worth of $300,000 (exclusive of home, furnishings, and automobiles) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, furnishings, and automobiles). In addition, an Iowa investor must limit his or her investment in the Company to 10% of such investor's liquid net worth.
For Kansas Residents - It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the Company and other non-traded real estate investment trusts.
For Maine Residents - The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth.
For Massachusetts Residents - Shares will only be sold to residents of Massachusetts representing that they have a liquid net worth of at least 10 times their investment in the Company and other illiquid direct participation programs.
For Nebraska Residents - In addition to the Company's suitability requirements, Nebraska investors must limit their investment in the Company's offering and in the securities of other direct participation programs to 10% of such investor's net worth.
For New Jersey Residents - New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor's investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.
For New Mexico Residents - A New Mexico resident may not invest more than 10% of his or her liquid net worth in the Company and other direct participation investments.
For North Dakota Residents - North Dakota residents must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least 10 times their investment in the Company.
For Ohio Residents - It shall be unsuitable for an Ohio investor's aggregate investment in shares of the Company, its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth.
For Oregon Residents - Shares will only be sold to residents of the State of Oregon representing that they have a net worth of at least 10 times their investment in the Company and that they meet one of the Company's suitability standards.

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Appendix A - 4

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

GRIFFIN-AMERICAN HEALTHCARE REIT III

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE Cont.

(6) SIGNATURES Cont.

INITIALS ☐ INITIALS ☐

(C) I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement / Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS ☐ INITIALS ☐

(D) I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

GRIFFIN-AMERICAN HEALTHCARE REIT III — **FOR GRIFFIN-AMERICAN HEALTHCARE REIT III ONLY**

INITIALS ☐ INITIALS ☐

(E) **For California Residents** - I (we) represent that I (we) have, excluding the value of my (our) home, furnishings and automobiles, either (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $85,000 and a net worth of at least $150,000. In addition, the investment in the Company does not exceed 10.0% of my (our) net worth.

For Iowa Residents - I (we) represent that I (we) have, excluding the value of my (our) home, furnishings and automobiles, either (i) a net worth of at least $300,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $100,000. In addition, the investment in the Company does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities.

For Kansas Residents - I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner that I (we) should limit my (our) aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities.

For Maine Residents - I (we) acknowledge the recommendation by the Maine Office of Securities that I (we) should limit my (our) aggregate investment in the Company and similar direct participation program investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Maine, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities.

For Massachusetts Residents - The investment in the Company and other illiquid direct participation programs does not exceed 10.0% of my (our) liquid net worth.

For Michigan Residents - I (we) acknowledge the recommendation by the Michigan Securities Division that I (we) should limit my (our) aggregate investment in the Company to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Michigan, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

For New Jersey Residents - I (we) represent that I (we) either: (i) have a liquid net worth (excluding home, home furnishings and automobiles) of at least $350,000 or (ii) have a liquid net worth of at least $150,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum gross annual income of at least $85,000. In addition, the investment in the Company, affiliated programs and other direct participation programs does not exceed 10.0% of my (our) liquid net worth. For purposes of this limitation for investors in New Jersey, liquid net worth is defined as that portion of my (our) total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

For New Mexico Residents - The aggregate investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth.

For North Dakota Residents - The investment in the Company does not exceed 10.0% of my (our) net worth.

For Oregon Residents - The investment in the Company and in affiliated programs does not exceed 10.0% of my (our) liquid net worth.

NOTICE TO OHIO INVESTORS - IN ADDITION TO MEETING THE GENERAL SUITABILITY STANDARDS DESCRIBED IN SECTION 6(B) ABOVE, AN INVESTOR'S AGGREGATE INVESTMENT IN SHARES OF THE COMPANY'S COMMON STOCK, ITS AFFILIATES AND OTHER NON-TRADED REAL ESTATE INVESTMENT TRUSTS CANNOT EXCEED 10.0% OF THAT INVESTOR'S LIQUID NET WORTH. FOR PURPOSES OF THIS LIMITATION, LIQUID NET WORTH IS DEFINED AS THAT PORTION OF AN INVESTOR'S TOTAL NET WORTH (TOTAL ASSETS EXCLUSIVE OF PRIMARY RESIDENCE, HOME FURNISHINGS AND AUTOMOBILES MINUS TOTAL LIABILITIES) THAT CONSISTS OF CASH, CASH EQUIVALENTS AND READILY MARKETABLE SECURITIES.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THE APPLICABLE COMPANY'S PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X ______________________ SIGNATURE OF INVESTOR

______________________ DATE

X ______________________ SIGNATURE OF JOINT INVESTOR (if applicable)

X ______________________ AUTHORIZED SIGNATURE (Custodian or Trustee)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS
(THE COMPANIES AND THEIR AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the applicable Company's Prospectus entitled "Suitablitity Standards" and that he/she has informed the subscriber of all aspects of all liquidity and marketability of this investment.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

BROKER-DEALER OR RIA FIRM NAME (REQUIRED)

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP

BUSINESS PHONE# (REQUIRED) ___—___—____ | FAX # ___—___—____

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) | REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX | BRANCH ID#

CITY | STATE | ZIP

BUSINESS PHONE# (REQUIRED) ___—___—____ | FAX # ___—___—____

E-MAIL ADDRESS

☐ **CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION.** (Broker-Dealer Approval **Required)**

REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. **If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.**

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.)

STATE ☐☐ (REQUIRED)

X ______________________ X ______________________ SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) (REQUIRED)

______________________ DATE (REQUIRED)

X ______________________ SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER)

______________________ DATE (REQUIRED)

MAIL TO:

Regular Mail:	**Overnight Mail:**
Griffin Capital Securities c/o DST Systems, Inc., PO Box 219133 Kansas City, MO 64121-9133	Griffin Capital Securities c/o DST Systems, Inc., 430 W. 7th Street Kansas City, MO 64105

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Appendix A - 5